Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, July 25, 2018
Executive Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS SECOND QUARTER RESULTS

NORTHBROOK, IL — July 25, 2018 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported results for the second quarter ended June 30, 2018. As compared to 2017’s second quarter, results for 2018’s second quarter are below:

•                  Net sales of $913 million up $90 million, or 11 percent

•                  Net income of $53 million up $33 million, or 169 percent

•                  Diluted EPS of $0.53 up $0.33 per share, or 165 percent

Non U.S. GAAP financial measures for the 2018 second quarter compared to 2017 are as follows:

•                  Adjusted EBITDA of $138 million up $38 million, or 38 percent

•                  Adjusted net income of $58 million up $31 million, or 114 percent

•                  Adjusted diluted EPS of $0.58 up $0.31 per share, or 115 percent

Matt Kaplan, President and Chief Executive Officer, stated, “Our second quarter results reflect continued higher prices, good demand and strong operating performance.  We announced a $50 per ton kraft paper price increase effective with shipments in May as well as a $40 per ton price increase for Kraftpak® effective with shipments in early August 2018.  In addition, we completed our annual planned maintenance outage at the Roanoke Rapids mill ahead of schedule.

“Victory Packaging, our distribution business, had a seasonally strong second quarter and is expecting a strong second half of the year.

“We continue to work on the merger with WestRock.”

Second Quarter Operating Highlights

Consolidated net sales of $913 million in the second quarter of 2018 increased by $90 million, or 11 percent, compared to $823 million for the 2017 second quarter. The increase in net sales is primarily due to higher prices and higher sales volume. The Company sold 743,000 tons of paper during the second quarter of 2018 compared to 699,000 tons a year earlier. The Company’s average mill selling price of $736 per ton in the second quarter of 2018 increased by $75 per ton, or about 11 percent, compared to the second quarter of 2017 due to higher prices for most products and a favorable product mix. Mill selling prices increased by $17 per ton, or 2 percent, compared to the first quarter of 2018.

Net income of $53 million for the 2018 second quarter increased by $33 million, or 169 percent, compared to the 2017 second quarter. The higher earnings primarily reflects:

•                  Higher selling prices and a better product mix of $58 million;

•                  $7 million of additional margin mainly due to higher mill production;

•                  Lower recycled fiber costs of $11 million; and

•                  A lower effective income tax rate resulting from the passage of the Tax Cuts and Jobs Act passed in December 2017.

The above items were partially offset by:

•                  Merger expenses of $2 million;

•                  $3 million of higher planned maintenance costs, mainly at Roanoke Rapids and Charleston;

•                  Inflation of $18 million driven by higher virgin fiber, freight and compensation costs;

•                  $11 million of higher management incentives due to higher earnings; and

•                  An increase in interest charges of $3 million due to higher interest rates.

Cash Flow and Working Capital

Cash and cash equivalents of $9 million as of June 30, 2018, declined by $10 million from March 31, 2018.  Operating activities provided $28 million during the second quarter. Investing activities used $41 million and financing activities provided $4 million of cash in the current quarter, reflecting $13 million of higher borrowings, partially offset by a $10 million quarterly dividend payment.

On June 14, 2018, our Board of Directors approved a regular $0.10 per share cash dividend which was paid on July 11th.

At June 30, 2018, the Company had approximately $495 million of working capital and $458 million of revolver borrowing capacity. The Company’s net debt to EBITDA ratio as defined by our credit agreement decreased to 2.78 times at June 30, 2018, down from 4.17 a year ago.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 23 converting plants and over 60 distribution centers. The business has approximately 6,300 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations; (8) realizing the synergies and benefits of strategic investments; (9) unanticipated business interruptions; and (10) various factors related to the pending transaction with WestRock, including but not limited to the ability of KapStone and WestRock to receive the required regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), to receive the required approval of KapStone’s stockholders and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; negative effects of the announcement or the consummation of the proposed transaction on the market price of WestRock’s or KapStone’s common stock and/or on their respective businesses, financial conditions, results of operations and financial performance; risks relating to the value of the shares that may be issued in the proposed transaction, significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed transaction cannot be realized in full or at all or may take longer to realize than expected; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of KapStone’s operations with those of WestRock will be greater than expected; the outcome of legally required consultation with employees, or other employee representatives; and the ability of KapStone and the combined company to retain and hire key personnel. Further information on these and other risks and uncertainties is provided under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net sales	$912,736	$822,717	$1,711,931	$1,588,560

Cost and expenses:
Cost of sales, excluding depreciation and amortization	635,441	594,078	1,188,510	1,156,539
Depreciation and amortization	47,329	46,054	93,694	91,402
Plant closure costs	—	—	1,752	—
Freight and distribution expenses	78,253	75,640	154,839	148,628
Selling, general and administrative expenses	67,494	67,313	131,105	133,798
Merger expenses	2,368	—	15,900	—
Gain on sale of property	—	—	(7,453)	—
Operating income	81,851	39,632	133,584	58,193

Foreign exchange loss / (gain)	984	(1,004)	947	(1,086)
Non operating pension and postretirement income	(3,091)	(1,563)	(6,183)	(3,126)
Equity method investment income	(720)	(29)	(1,240)	(706)
Interest expense, net	15,711	12,311	30,056	23,041
Income before provision for income taxes	68,967	29,917	110,004	40,070
Provision for income taxes	15,784	10,141	24,080	14,302
Net income	$53,183	$19,776	$85,924	$25,768

Net income per share:
Basic	$0.54	$0.20	$0.88	$0.27
Diluted	$0.53	$0.20	$0.86	$0.26

Weighted-average number of shares outstanding:
Basic	97,787,680	96,801,906	97,559,393	96,750,272
Diluted	100,043,827	98,520,218	99,872,730	98,457,450

Effective income tax rate	22.9%	33.9%	21.9%	35.7%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$53,183	$19,776	$85,924	$25,768
Interest expense, net	15,711	12,311	30,056	23,041
Provision for income taxes	15,784	10,141	24,080	14,302
Depreciation and amortization	47,329	46,054	93,694	91,402
EBITDA (Non-GAAP)	$132,007	$88,282	$233,754	$154,513

Acquisition, integration, start-up and other expenses	1,397	5,611	3,353	7,416
Union contract ratification cost	—	—	—	4,979
Merger expenses	2,368	—	15,900	—
Plant closure costs	—	—	1,752	—
Change in fair value of contingent consideration liability	—	1,054	—	3,570
Gain on sale of property	—	—	(7,453)	—
Stock-based compensation expense	2,158	4,761	5,165	10,026
Accumulated EBITDA adjustments	5,923	11,426	18,717	25,991
Adjusted EBITDA (Non-GAAP)	$137,930	$99,708	$252,471	$180,504

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$53,183	$19,776	$85,924	$25,768
Accumulated EBITDA adjustments	5,923	11,426	18,717	25,991
Accumulated tax adjustments	(1,422)	(4,285)	(4,492)	(9,747)
Adjusted Net Income (Non-GAAP)	$57,684	$26,917	$100,149	$42,012

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.53	$0.20	$0.86	$0.26
Accumulated EBITDA adjustments	0.06	0.11	0.18	0.27
Accumulated tax adjustments	(0.01)	(0.04)	(0.04)	(0.10)
Adjusted Diluted EPS (Non-GAAP)	$0.58	$0.27	$1.00	$0.43

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,149	$28,065
Trade accounts receivable, net of allowances	502,018	443,462
Other receivables	17,601	23,289
Inventories	342,068	315,575
Prepaid expenses and other current assets	23,232	17,470
Total current assets	894,068	827,861

Plant, property and equipment, net	1,465,287	1,453,607
Other assets	26,190	24,431
Intangible assets, net	281,987	297,475
Goodwill	720,611	720,611
Total assets	$3,388,143	$3,323,985

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$25,000	$—
Other current borrowings	4,528	—
Other financial obligations	1,113	30
Dividend payable	10,301	10,302
Accounts payable	202,309	199,574
Accrued expenses	85,259	105,951
Accrued compensation costs	67,963	75,215
Accrued income taxes	2,710	31,458
Total current liabilities	399,183	422,530

Long-term debt, net of current portion	1,382,968	1,374,502
Long-term financing obligations	92,069	82,199
Capital lease obligation	4,579	4,595
Pension and post-retirement benefits	8,466	14,196
Deferred income taxes	254,683	252,101
Other liabilities	31,696	36,848
Total other liabilities	1,774,461	1,764,441

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	302,551	291,629
Retained earnings	960,308	894,061
Accumulated other comprehensive loss	(48,370)	(48,686)
Total stockholders’ equity	1,214,499	1,137,014
Total liabilities and stockholders’ equity	$3,388,143	$3,323,985

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating activities:
Net income	$53,183	$19,776	$85,924	$25,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	39,585	38,234	78,206	75,992
Amortization of intangible assets	7,744	7,820	15,488	15,410
Stock-based compensation expense	2,158	4,761	5,165	10,026
Pension and postretirement	(2,530)	(654)	(5,082)	(1,226)
Amortization of debt issuance costs	1,174	1,179	2,350	2,358
Loss on disposal of fixed assets	597	460	1,025	986
Deferred income taxes	679	7	2,426	1,528
Change in fair value of contingent consideration liability	—	1,054	—	3,570
Equity method investments income, net of cash received	226	275	(294)	108
Plant closure costs	—	—	793	—
Provision for bad debts	411	—	858	—
Gain on sale of property	—	—	(7,453)	—
Multiemployer pension plan withdrawal expense	226	—	226	—
Changes in operating assets and liabilities	(75,561)	(56,084)	(146,617)	(85,023)
Net cash provided by operating activities	$27,892	$16,828	$33,015	$49,497

Investing activities:
Capital expenditures	(41,380)	(35,109)	(78,405)	(73,778)
Proceeds from the sale of property	—	—	14,681	—
API acquisition	—	—	—	(33,500)
Net cash used in investing activities	$(41,380)	$(35,109)	$(63,724)	$(107,278)

Financing activities:
Proceeds from revolving credit facility	$131,500	$145,512	$242,000	$268,500
Repayments on revolving credit facility	(126,500)	(149,500)	(217,000)	(246,500)
Proceeds from receivables credit facility	12,452	33,363	35,726	50,394
Repayments on receivables credit facility	(1,733)	—	(29,447)	(21,621)
Repayments on other financing obligations	(272)	(11)	(537)	(11)
Proceeds from other current borrowings	—	—	6,767	6,214
Payments on other current borrowings	(2,239)	(2,059)	(2,239)	(2,059)
Payment of loan amendment costs	(162)	(187)	(162)	(187)
Cash dividends paid	(9,749)	(9,679)	(19,472)	(19,343)
Payment of withholding taxes on vested stock awards	(122)	(19)	(1,905)	(875)
Proceeds from exercises of stock options	778	402	7,168	853
Proceeds from issuance of shares to ESPP	—	—	494	487
Payment of Victory Packaging contingent consideration	—	—	(9,600)	—
Net cash provided by financing activities	$3,953	$17,822	$11,793	$35,852

Net (decrease) in cash and cash equivalents	(9,535)	(459)	(18,916)	(21,929)
Cash and cash equivalents-beginning of period	18,684	7,915	28,065	29,385
Cash and cash equivalents-end of period	$9,149	$7,456	$9,149	$7,456

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Unaudited)

	Net Sales
Three Months Ended June 30, 2018	Trade	Inter- segment	Total	Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at June 30, 2018
Paper and Packaging	$647,635	$22,504	$670,139	$84,139	$39,800	$39,642	$2,674,612
Distribution	265,101	—	265,101	12,798	5,911	619	674,735
Corporate	—	—	—	(15,086)	1,618	1,119	38,796
Intersegment eliminations	—	(22,504)	(22,504)	—	—	—	—
	$912,736	$—	$912,736	$81,851	$47,329	$41,380	$3,388,143

	Net Sales
Three Months Ended June 30, 2017	Trade	Inter- segment	Total	Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at June 30, 2017
Paper and Packaging	$561,917	$25,681	$587,598	$42,697	$38,192	$33,703	$2,642,143
Distribution	260,800	—	260,800	10,785	5,972	1,064	694,099
Corporate	—	—	—	(13,850)	1,890	342	36,330
Intersegment eliminations	—	(25,681)	(25,681)	—	—	—	—
	$822,717	$—	$822,717	$39,632	$46,054	$35,109	$3,372,572

	Net Sales
Six Months Ended June 30, 2018	Trade	Inter- segment	Total	Segment Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures
Paper and Packaging	$1,215,620	$39,618	$1,255,238	$158,850	$78,476	$74,790
Distribution	496,311	—	496,311	15,289	11,818	906
Corporate	—	—	—	(40,555)	3,400	2,709
Intersegment eliminations	—	(39,618)	(39,618)	—	—	—
	$1,711,931	$—	$1,711,931	$133,584	$93,694	$78,405

	Net Sales
Six Months Ended June 30, 2017	Trade	Inter- segment	Total	Segment Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures
Paper and Packaging	$1,109,561	$46,878	$1,156,439	$75,449	$75,598	$71,408
Distribution	478,999	—	478,999	13,382	11,950	1,743
Corporate	—	—	—	(30,638)	3,854	627
Intersegment eliminations	—	(46,878)	(46,878)	—	—	—
	$1,588,560	$—	$1,588,560	$58,193	$91,402	$73,778

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Paper and Packaging	2018	2017	2018	2017
Segment operating income	$84,139	$42,697	$158,850	$75,449
Equity method investments income	(720)	(29)	(1,240)	(706)
Foreign exchange loss / (gain)	620	(591)	481	(636)
Non operating pension and postretirement income	(3,091)	(1,563)	(6,183)	(3,126)
Depreciation and amortization	39,800	38,192	78,476	75,598
EBITDA	127,130	83,072	244,268	155,515
Acquisition, integration, start-up and other expenses	1,255	2,986	2,481	4,352
Gain on sale of property	—	—	(7,453)	—
Plant closure costs	—	—	1,752	—
Union contract ratification costs	—	—	—	4,979
Multiemployer pension plan withdrawal expense	226	—	226	—
Adjusted EBITDA	$128,611	$86,058	$241,274	$164,846
Adjusted EBITDA margin	19.2%	14.6%	19.2%	14.3%

	Quarter Ended June 30,		Six Months Ended June 30,
Distribution	2018	2017	2018	2017
Segment operating income	$12,798	$10,785	$15,289	$13,382
Foreign exchange loss / (gain)	364	(413)	466	(450)
Depreciation and amortization	5,911	5,972	11,818	11,950
EBITDA	18,345	17,170	26,641	25,782
Acquisition, integration, start-up and other expenses	(425)	1,500	126	1,663
Adjusted EBITDA	$17,920	$18,670	$26,767	$27,445
Adjusted EBITDA margin	6.8%	7.2%	5.4%	5.7%

	Quarter Ended June 30,		Six Months Ended June 30,
Corporate	2018	2017	2018	2017
Segment operating (loss)	$(15,086)	$(13,850)	$(40,555)	$(30,638)
Depreciation and amortization	1,618	1,890	3,400	3,854
EBITDA	(13,468)	(11,960)	(37,155)	(26,784)
Stock-based compensation expense	2,158	4,761	5,165	10,026
Acquisition, integration, start-up and other expenses	341	1,125	520	1,401
Change in fair value of contingent consideration liability	—	1,054	—	3,570
Merger expenses	2,368	—	15,900	—
Adjusted EBITDA	$(8,601)	$(5,020)	$(15,570)	$(11,787)

	Quarter Ended June 30,		Six Months Ended June 30,
Consolidated	2018	2017	2018	2017
Segment operating income	$81,851	$39,632	$133,584	$58,193
Equity method investments income	(720)	(29)	(1,240)	(706)
Foreign exchange loss / (gain)	984	(1,004)	947	(1,086)
Non operating pension and postretirement income	(3,091)	(1,563)	(6,183)	(3,126)
Depreciation and amortization	47,329	46,054	93,694	91,402
EBITDA	132,007	88,282	233,754	154,513
Stock-based compensation expense	2,158	4,761	5,165	10,026
Acquisition, integration, start-up and other expenses	1,171	5,611	3,127	7,416
Union contract ratification costs	—	—	—	4,979
Plant closure costs	—	—	1,752	—
Change in fair value of contingent consideration liability	—	1,054	—	3,570
Gain on sale of property	—	—	(7,453)	—
Multiemployer pension plan withdrawal expense	226	—	226	—
Merger expenses	2,368	—	15,900	—
Adjusted EBITDA	$137,930	$99,708	$252,471	$180,504

KapStone Paper and Packaging Corporation

Summary of Interest Expense, net

(In thousands)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Interest on term loans and revolver	$10,513	$9,811	$20,409	$18,425
Interest on receivables securitization facility	2,118	1,281	3,965	2,336
Sub-total	12,631	11,092	24,374	20,761

Amortization of debt issuance costs	1,174	1,179	2,350	2,358
Implicit interest on long-term financing obligations	2,206	253	3,889	253
Interest on capital lease obligation	133	223	266	223
Interest on insurance financing	49	—	49	—
Capitalized interest	(438)	(390)	(785)	(462)
Interest income	(44)	(46)	(87)	(92)
Total interest expense, net	$15,711	$12,311	$30,056	$23,041